EXHIBIT 99.8(X)

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AMENDMENT NO.1

to the

FUND PARTICIPATION AGREEMENT

AMENDMENT, dated as of May 1, 2001, to the Fund Participation Agreement dated as of the 2nd day of October, 1997 (the “Agreement”), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) (“Trust”), Bankers Trust Company (“Adviser”), and National Integrity Life Insurance Company (“Life Company”).

WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. (“DAMI”) will replace Adviser as investment adviser to the Trust;

WHEREAS, effective May 1, 2001 the Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to (“DAMI”);

WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A to the Agreement in its entirety;

NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

1.    Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser’s rights, responsibilities and duties under the Agreement.

2.    Life Company agrees, to the replacement of Adviser with DAMI.

3.    Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

If to TRUST:

Deutsche Asset Management VIT Funds

c/o PFPC Global Fund Services

3200 Horizon Drive

King of Prussia, PA 19406-0903

Attn: Tom Calabria, Legal Department

and

c/o Deutsche Asset Management Mutual Fund Services

One South Street, Mail Stop 1-18-6

Baltimore, MD 21202

Attn: Richard Hale

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If to ADVISER:

Deutsche Asset Management, Inc.

130 Liberty Street, Mail Stop 2355

New York, NY 10006

Attn: Legal Department

4.     Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DEUTSCHE ASSET MANAGEMENT VIT FUNDS

By:	/s/ Jeffrey A. Engelsman
Name: Jeffrey A Engelsman
Title: Assistant Secretary

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ G. Stephen Wastek
Name: G. Stephen Wastek
Title: Assistant General Counsel & Assistant Secretary

BANKERS TRUST COMPANY

By:	/s/ Douglas W. Doucette
Name: Douglas W. Doucette
Title: Managing Director

Deutsche Asset Management, Inc.

By:	/s/Mario Veissid
Name: Mario Veissid
Title: Director

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Appendix A

(Revised effective May 1, 2001)

to Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and National Integrity Life Company

List of Portfolios:

Deutsche Asset Management VIT Funds - Equity 500 Index Fund

Deutsche Asset Management VIT Funds - Small Cap Index Fund

Deutsche Asset Management VIT Funds - EAFE Equity Index Fund